UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2016

Great Elm Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 First Street, First Floor

Los Altos, California 94022

(Address of principal executive offices) (Zip Code)

(650) 518-7111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to the Form 8-K filed by the registrant on July 20, 2016 (the “Original 8-K”) adds supplementary disclosure regarding the consequences of the change in leadership reported in Item 5.02 of the Original 8-K.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Mr. Chernicoff’s appointment, on an interim basis, as the registrant’s chief executive officer reduced the number of members of the audit committee to two and thus caused us to become non-compliant with Rule 5605 of the Nasdaq Stock Market, which requires that every Nasdaq-listed company have an audit committee of at least three members. Nasdaq anticipates that such non-compliance may occur from time to time, and its Rule 5605(c)(4) allows a company to cure a deficiency in the number of audit committee members by the earlier of the next annual stockholders meeting or one year from the departure of the audit committee member.

On July 18, 2016, we notified Nasdaq of our non-compliance with Rule 5605 and, as previously disclosed, that we are recruiting a new member of our board of directors who will qualify as an audit committee financial expert. On July 25, 2016, as expected, Nasdaq provided a letter confirming that we are not in compliance with the three independent audit committee member requirement of Rule 5605.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2016

GREAT ELM CAPITAL GROUP, INC.

By:	/s/ James D. Wheat
James D. Wheat